DELTATHREE, INC.

2009 STOCK INCENTIVE PLAN

NONSTATUTORY STOCK OPTION GRANT
102 CAPITAL GAINS TRACK GRANT
UNDER SECTION 102(B)(2) OF THE ISRAELI INCOME TAX ORDINANCE

This NONSTATUTORY STOCK OPTION GRANT AGREEMENT (the “Agreement”), dated as of _________________ (the “Grant Date”), is delivered by deltathree, Inc. (the “Company”) to _______________ (the “Participant”).  Capitalized terms used herein and not otherwise defined herein have the meaning given to them in the Plan (as defined below).

RECITALS

WHEREAS, the Company maintains the deltathree, Inc. 2009 Stock Incentive Plan, including Appendix A – Israeli Participants thereto (the “Plan”) for the benefit of its and its Affiliates’ employees, directors, and consultants;

NOW, THEREFORE, in consideration of the covenants and agreements contained herein, the parties to this Agreement, intending to be legally bound, hereby agree as follows:

1.           Grant of Option; Stock Option Status; Compliance with Section 102 Requirements.

(a)          Subject to the terms and conditions set forth in this Agreement and in the Plan, the Company hereby grants to the Participant a stock option (the “Option”) to purchase ___________ shares of Stock at an exercise price of $_________ per share of Stock, subject to adjustment as set forth in Sections 8.1 and 8.2 of the Plan, and subject to the terms and conditions of Section 102, the Plan  and the trust agreement (the “Trust Agreement”), entered into between the Company and [____________]_(the “Trustee”).  The Option is granted as a 102 Capital Gains Track Grant, as defined in Appendix A to the Plan.  This Option is not intended to qualify as an Incentive Stock Option as defined in Section 422 of the Code.

(b)         The Option will be registered in the name of the Trustee (to the extent required by law to qualify under Section 102) for the benefit of the Participant.  Participant shall comply with the ITO, the Rules, and the terms and conditions of the Trust Agreement. The Trustee will hold the Option or the shares of Stock to be issued upon exercise of the Option for the Required Holding Period, as set forth in Appendix A to the Plan.  The Participant hereby undertakes to release the Trustee from any liability in respect of any action or decision duly taken by the Trustee (except for any such actions or decisions taken in gross negligence or willful misconduct) in relation to the Plan, or any Option or share of Stock granted to him thereunder. The Participant hereby confirms that he shall execute any and all documents which the Company or the Trustee may reasonably determine to be necessary in order to comply with the ITO and the Rules.

2.           Exercisability of Option.   Subject to the provisions of this Agreement, the Option shall become exercisable on the following dates, if the Participant continues to provide Service (as defined in the Plan) to the Company or its Affiliates from the Grant Date through the applicable date:

Date	Shares for Which the Option is Exercisable

First anniversary of the Grant Date	25%

Second anniversary of the Grant Date	25%

Third anniversary of the Grant Date	25%

Fourth anniversary of the Grant Date	25%

The exercisability of the Option is cumulative, but shall not exceed 100% of the shares of Stock subject to the Option.  If the foregoing schedule would produce fractional shares of Stock, the number of shares of Stock for which the Option becomes exercisable shall be rounded down to the nearest whole share of Stock.

3.           Term of Option.

(a)          The Option shall have a term of ten (10) years from the Grant Date, and shall terminate at the expiration of that period, unless it is terminated at an earlier date pursuant to the provisions of this Agreement or the Plan.

(b)         The Option shall automatically terminate upon the happening of the first of the following events:

  (i)        If the Participant’s Service terminates on account of death or Disability (as defined in the Plan), the expiration of the one-year period following the date of the Participant’s termination of Service on account of death or Disability.

  (ii)       If the Participant’s Service terminates for any reason other than on account of death, Disability, or termination for Cause (as defined in the Plan), the expiration of the 90 day period following the date of the Participant’s termination of Service for any reason other than on account of death, Disability, or termination for Cause.

  (iii)      If the Participant’s Service is terminated for Cause (unless the Committee determines otherwise), the date on which the Participant’s Service is terminated.

Notwithstanding the foregoing, in no event may the Option be exercised after the tenth anniversary of the Grant Date.  Any portion of the Option that is not exercisable at the time the Participant ceases to provide Service shall immediately terminate as of such date.

4.           Exercise Procedures.

(a)          Subject to the provisions of Sections 2 and 3 above, the Participant may exercise part or all of the exercisable portion of the Option by delivering to the Company (or, if applicable, the Trustee) written notice of intent to exercise in the manner provided in this Agreement (or in such other form as the Company and/or the Trustee may from time to time prescribe), specifying the number of shares of Stock as to which the Option is to be exercised and the method of payment.  Payment of the exercise price shall be made in accordance with procedures established by the Committee from time to time based on the type of payment being made but, in any event, prior to issuance of the shares of Stock.  The Participant shall pay the exercise price (i) in cash, by check or cash equivalent; (ii) by tender to the Company of shares of Stock owned by the Participant having a Market Value (as defined in the Plan) equal to the exercise price of the shares of Stock to be purchased (to the extent permitted under the terms of Section 102, as determined by the Committee); (iii) by surrender of the Option as to all or part of the shares of Stock for which the Option is then exercisable in exchange for shares of Stock having an aggregate Market Value equal to the difference between the aggregate Market Value of the surrendered portion of the Option and the aggregate exercise price for the surrendered portion of the Option (to the extent permitted under the terms of Section 102, as determined by the Committee); (iv) by payment through a broker in accordance with procedures permitted by Regulation T of the Federal Reserve Board; or (v) by any combination thereof.  The Committee may impose from time to time such limitations as it deems appropriate on the use of shares of Stock to exercise the Option.

(b)         The obligation of the Company to deliver shares of Stock upon exercise of the Option shall be subject to all applicable laws, rules, and regulations and such approvals by governmental agencies as may be deemed appropriate by the Committee, including such actions as Company counsel shall deem necessary or appropriate to comply with relevant securities laws and regulations.  The Company may require that the Participant (or other person exercising the Option after the Participant’s death) represent that the Participant is purchasing the shares of Stock for the Participant’s own account and not with a view to or for sale in connection with any distribution of the shares of Stock, or such other representations as the Committee deems appropriate.  No portion of the Option may be exercised during a period which the Committee designates in writing as a prohibited exercise period.

(c)          The Company will notify the Trustee of any exercise of an Option.  If such notification is delivered during the Required Holding Period, the shares of Stock issued upon the exercise of the Option shall be issued in the name of the Trustee and held in trust on the Participant’s behalf by the Trustee.  In the event that such notification is delivered after the end of the Required Holding Period, the shares of Stock issued upon the exercise of the Options shall either (i) be issued in the name of the Trustee, subject to the Trustee’s prior written consent, or (ii) be transferred to the Participant directly, provided that all withholding required under Section 102 has been withheld.  In the event that the Participant elects to have the Shares transferred to the Participant without selling such shares of Stock, the Participant shall become liable to pay taxes immediately upon such transfer in accordance with the provisions of Section 102.

(d)         All obligations of the Company under this Agreement shall be subject to the rights of the Company as set forth in the Plan to withhold amounts required to be withheld for any taxes.

5.           Change of Control or Other Transaction.  In the event of a Transaction (as defined in the Plan), there will not be any acceleration of vesting or exercisability of the Option unless otherwise determined by the Committee.  The provisions of the Plan applicable to a Transaction or a Change of Control (each as defined in the Plan) shall apply to the Option, and, in the event of a Transaction or Change of Control, the Committee may take such actions as it deems appropriate pursuant to the Plan.

6.           Restrictions on Transfer and Exercise.  Except as otherwise provided in the Plan, the Option shall not be transferable, and neither the Option nor any interest therein may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution.  Only the Participant or its legal representatives may exercise the Option during the Participant’s lifetime and, after the Participant’s death, the Option shall be exercisable (subject to the limitations specified in the Plan) solely by the guardian or legal representatives of the Participant, or by the person who acquires the right to exercise the Option by will or by the laws of descent and distribution, to the extent that the Option is exercisable pursuant to this Agreement.

7.           Grant Subject to Plan Provisions.  This Option grant is made pursuant to the Plan, the terms of which are incorporated herein by reference, and in all respects shall be interpreted in accordance with the Plan.  The grant and exercise of the Option and this Agreement are subject to interpretations, regulations and determinations concerning the Plan established from time to time by the Committee in accordance with the provisions of the Plan, including, but not limited to, provisions pertaining to (i) rights and obligations with respect to withholding taxes, (ii) the registration, qualification or listing of the shares of Stock, (iii) changes in capitalization of the Company, and (iv) other requirements of applicable law.  The Committee shall have the authority to interpret and construe the Option pursuant to the terms of the Plan, and its decisions shall be conclusive as to any questions arising hereunder.  By accepting this Option, the Participant agrees to be bound by the terms of the Plan and this Agreement and that all decisions and determinations of the Committee with respect to the Agreement shall be final and binding on the Participant and the Participant’s beneficiaries.

8.           Restrictions on Sale or Transfer of Shares.

(a)         The Participant agrees that he or she shall not sell, transfer, pledge, donate, assign, mortgage, hypothecate or otherwise encumber the shares of Stock underlying the Option unless the shares of Stock are registered under the Securities Act of 1933, as amended (the “Securities Act”) and the laws of the applicable state or other jurisdiction, or the Company is given an opinion of counsel reasonably acceptable to the Company that such registration is not required under the Securities Act and the laws of the applicable state or other jurisdiction.  Any stock issued upon exercise of the Option may bear one or more legends reflecting the foregoing restrictions or other restrictions imposed by the Plan or this Agreement.

(b)         As a condition to receive any shares of Stock upon the exercise of the Option, the Participant agrees to be bound by the Company’s policies regarding the limitations on the transfer of such shares, and understands that there may be certain times during the year that the Participant will be prohibited from selling, transferring, pledging, donating, assigning, mortgaging, hypothecating or otherwise encumbering the shares.

9.           No Employment or Other Rights.  The grant of this Option shall not confer upon the Participant any right to be retained in the Service of the Company or any Affiliate and shall not interfere in any way with the right of the Company or the applicable Affiliate to terminate the Participant’s Service at any time.  The right of the Company and any applicable Affiliate to terminate at will the Participant’s Service at any time for any reason is specifically reserved.

10.         No Stockholder Rights.  Neither the Participant, nor any person entitled to exercise the Participant’s rights in the event of the Participant’s death, shall have any of the rights and privileges of a stockholder with respect to the shares of Stock subject to the Option, until certificates for shares of Stock have been issued upon the exercise of the Option.

11.         Assignment and Transfers.  The rights and interests of the Participant under this Agreement may not be sold, assigned, encumbered or otherwise transferred except, in the event of the death of the Participant, by will or by the laws of descent and distribution.  In the event of any attempt by the Participant to alienate, assign, pledge, hypothecate, or otherwise dispose of the Option or any right hereunder, except as provided for in this Agreement, or in the event of the levy or any attachment, execution or similar process upon the rights or interests hereby conferred, the Company may terminate the Option by notice to the Participant, and the Option and all rights hereunder shall thereupon become null and void.  The rights and protections of the Company hereunder shall extend to any successors or assigns of the Company and to any Affiliate.  This Agreement may be assigned by the Company without the Participant’s consent.

12.         Effect on Other Benefits.  The value of shares of Stock received upon exercise of the Option shall not be considered eligible earnings for purposes of any other plans maintained by the Company or any other Affiliate, and such value shall not be considered part of the Participant’s compensation for purposes of determining or calculating other benefits that are based on compensation, such as life insurance.

13.         Applicable Law.  The validity, construction, interpretation and effect of this instrument shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to the conflicts of laws provisions thereof.

14.         Notice.  Any notice to the Company provided for in this instrument shall be addressed to the Company in care of the Board, Attn: General Counsel at the Company’s corporate headquarters, and any notice to the Participant shall be addressed to such Participant at the current address shown on the payroll records of the Company or the applicable Affiliate, or to such other address as the Participant may designate to the Company or the applicable Affiliate in writing.  Any notice shall be delivered by hand, sent by facsimile or enclosed in a properly sealed envelope addressed as stated above, registered and deposited, postage prepaid, in a post office regularly maintained by the United States Postal Service.

15.         Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but both of which together shall constitute one and the same instrument.

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IN WITNESS WHEREOF, the Company has caused its duly authorized officers to execute and attest this Agreement, and the Participant has executed this Agreement, effective as of the Grant Date.

DELTATHREE, INC.

By:
Name:
Title:

I hereby accept the Option described in this Agreement, and I agree to be bound by the terms of the Plan and this Agreement, as well as Section 102 and the Rules promulgated in connection therewith, and the Trust Agreement. Furthermore, I agree that the Option will be issued to the Trustee to hold on my behalf, pursuant to the terms of the ITO, the Rules and the Trust Agreement.  In addition, I confirm that I am familiar with the terms and provisions of Section 102, particularly the Capital Gains Track described in subsection (b)(2) thereof, and agree that I will not require the Trustee to release the Option or shares of Stock to me or to sell the Option or shares of Stock to a third party, during the Restricted Holding Period, unless permitted to do so by applicable law. I hereby further agree that all of the decisions and determinations of the Committee shall be final and binding.

Participant:
Date: